Exhibit 99.1

CorMedix Provides Year End Summary of 2010 Achievements

BRIDGEWATER, New Jersey, January 4, 2011 (BUSINESS WIRE) -  CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of Cardiorenal disease, today provided a synopsis of its accomplishments and progress during 2010.

Since the Company’s initial public offering in March 2010, the Company has made significant progress towards achieving its goal of commercializing its two lead products, CRMD001 (Deferiprone) and CRMD003 (Neutrolin®). Highlighted below are CorMedix’s specific 2010 corporate achievements:

•
4Q10:  Submitted an Investigational Device Exemption (IDE) Application to the FDA for CRMD003 (Neutrolin®) for the prevention of Catheter Related Bloodstream Infection (CRBI) and Maintenance of Catheter Patency in Hemodialysis Patients

•	4Q10: Commenced application process for CE Mark approval in Europe for CRMD003 (Neutrolin®)

•	4Q10: Entered final stages of manufacturing scale-up of CRMD003 (Neutrolin®) - Successfully manufactured initial quantities of finished product

•	4Q10: Continued to advance patient enrollment in Phase II Clinical Trial of CRMD001 (Deferiprone) for Contrast Induced Nephropathy with 7 sites actively recruiting patients

•	4Q10: Awarded two Federal grants totaling $488,959 from the Qualifying Therapeutic Discovery Project Program

•	3Q10: Appointed Two Key Positions – Dr. Robert D. Hopkins as Head of Clinical Operations and Mr. Dilip Wadgaonkar as Head of Product Development and Manufacturing

•	2Q10: CorMedix added to Russell Microcap Index

•	2Q10: CorMedix dosed first patient in Phase II Clinical Trial of CRMD001 (Deferiprone)

•	2Q10: United States patent issued for CorMedix’s CRMD003 (Neutrolin®)

•	1Q10: CorMedix completed its initial public offering and was listed on NYSE Amex

Commenting on Cormedix’s 2010 accomplishments, CorMedix President and Chief Executive Officer, John C. Houghton stated, “We made significant progress this year in advancing both CRMD001 (Deferiprone) and CRMD003 (Neutrolin®).  We are pleased to report that we commenced the application process for CE Mark approval of CRMD003 (Neutrolin®) as well as submitted an IDE Application to the FDA for CRMD003 (Neutrolin®).  We look forward to continued progress in 2011”.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s goal is to treat kidney disease by reducing the commonly associated cardiovascular and metabolic complications, in effect, treating the kidney to treat the heart.  CorMedix currently has several product candidates in development, including its two most advanced product candidates: CRMD003 (Neutrolin®) for the prevention of central venous catheter infection and clotting in hemodialysis; and CRMD001 (a proprietary formulation of deferiprone) for the prevention of contrast-induced nephropathy in high-risk patients with chronic kidney disease. Please see www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix’s drug candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s drug candidates; CorMedix’s ability to enter into and maintain collaborations with third parties for its drug development programs; CorMedix’s dependence on its collaborations and its license relationships; achieving milestones under CorMedix’s collaborations; CorMedix’s’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix’s ability to maintain listing on NYSE Amex. These and other risks are described in greater detail in CorMedix’s filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contacts:
Brian Lenz
Chief Financial Officer
CorMedix Inc.
908-517-9486

Investor Relations:
ProActive Capital Resources Group, LLC
Jeff Ramson
212-297-6103